Exhibit 16.1

August 19, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Modine Manufacturing Company (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Modine Manufacturing Company dated August 16, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin